DATED THIS 31ST DAY OF OCTOBER, 2008

TENANCY AGREEMENT

MADE BETWEEN

TEOH BOON SENG & GOH SOO HOR (F)
(MY KAD: 581212-08-6183 & 601128-08-6768)

***************************************

[THE LANDLORD]

AND

RADIUS-ED SDN BHD
CO REG NO: 561363M)

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[THE TENANT]

Commercial

TENANCY AGREEMENT made the day and year stated in section 1 of the first schedule hereto between the party whose name and description are stated in section 2 of the said schedule (thereinafter referred to as "the Landlord") of the one part and the party whose name and description are stated in section 3 of the said schedule (hereinafter referred to as "the Tenant") of the other part.

Whereas the Landlord is the registered owner of all that premises referred and described in section 4 of the said Schedule (hereinafter referred to as "the Demised Premises").

AND WHEREAS the Landlord has agreed to let and the Tenant has agreed to rent the said Demised Premises subject to the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED BETWEEN THE PARTIES as follows;

1)
Subject to the terms and conditions hereinafter contained the Landlord lets and the Tenant accepts a Tenancy of the Demised Premises for the term described in section 5 of the said Schedule at a monthly rental described in section 7 of the said Schedule, commencing on the date described in section 8 of the said Schedule hereto.

2)
Upon execution of this Agreement, the Tenant shall pay to the Landlord the sum or sums as stated in section 9 of the First Schedule as security deposit for the terms and conditions of the Tenancy hereby created.  The said deposit shall be maintained at this figure during the terms of this Tenancy and shall not be deemed to be or treated as payment of rent except the Landlord shall at their absolute discretion at the termination of this tenancy or sooner determination thereof deduct whatever sum or sums that may be due to the Landlord as rent and other outgoing liable by the Tenant hereunder contained and/or for any repairs or replacements or damages to the Demised Premises and return the balance to the Tenant without interest thereon within seven (7) days from the date the Tenant vacate the said premises.

3)
Upon execution of this Agreement, the tenant shall pay to the Landlord the sum or sums as stated in section 10 of the First schedule as utility deposit (electricity and water).  The Tenant shall furnish to the Landlord upon request from the Landlord, photocopies of the receipt for water and electricity as proof that the same have been duly settled by the Tenant.

4)	THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows;

(a)	to promptly pay the rent hereby reserved on the days and in the manner aforesaid;

(b)
to promptly pay and discharge during the currency of this Tenancy all charges for water, electricity, sewerage bill and the use of telephones now or hereafter to be charged upon the said Demised Premises except the quit rent and assessment;

(c)	at all times keep the interior of the said Demised Premises and all fittings and things therein (belonging to the Landlord) in good and tenantable condition (fair wear and tear excepted);

(d)	not to assign or part with the actual or legal possession of the use of the Demised Premises or any part thereof for any term whatsoever without the prior consent of the Landlord;

(e)	not to store or bring upon the said Demised Premises arms, ammunition or unlawful goods, gunpowder, kerosene or any explosive substance in any part of the Demised Premises;

(f)
not to use the Demised Premises for any illegal unlawful or immoral purpose and not to do or permit to be done any act or thing which may become a nuisance or give reasonable cause for complaint to the Landlord or any other adjoining occupiers;

(g)
not to do or permit to be done on the Demised Premises anything which will or may infringe any or the laws, by-laws or regulations made the government, local council or any other competent authority affecting the Demised Premises;

(h)
to permit the landlord(s) or their agent or agents with or without workmen at all reasonable hours with the consent of Tenant in the daytime after the Landlord(s) shall have given the Tenant 24 hours notice thereof to enter and view the conditions of the said Demised Premises;

(i)
not to make any alterations or additions to the Demised Premises without the prior consent in writing of the Landlord and to bear the cost and expenses of any such alterations or additions.  In the event of the Landlord permitting such alterations or additions, the Tenant shall at expiration or determination of the Tenancy reinstate the said Demised Premises at his own cost and expenses to its original state.  Original state of the Demised Premises is defined as original architectural designs and states as when it was first handed over by the Developer.

(j)	at the expiration or sooner determination of this Tenancy to yield up the Demised Premises in good and tenantable conditions, save and except for fair wear and tear;

(k)	not to do or permit or suffer to be done anything which would invalidate the policy of any insurance of the Demised Premises or increase the premium for such insurance beyond the existing risk;

(l)
to indemnify and keep indemnified the Landlord against any liability to the Tenant or to Third Parties, employees or visitors to the Demised Premises against loss of life, accidents or personal injuries sustained or for loss or damage to goods or chattels in Demised Premises and provided further the Tenant shall keep the Landlord indemnified against summonses action proceedings claims and demands costs damages and expenses which may be levied brought or made against the Landlord or which the Landlord may pay sustain or incur by reason of any act or omission of the Tenant or use of the Demised Premises by the Tenant.

(m)	Tenant hereby agreed to use the Demised Premises for licensed office use only as stated in section 11 of the First schedule.

5)	THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

(a)
to pay all rates taxes, assessment, quit rent and other outgoing which the Tenant is not hereby made liable to pay and are hereinafter to be charged and imposed on the Demised Premises payable by the Landlord;

(b)
that the Tenant paying the rent hereby reserved and performing and observing the several covenants and stipulations on his part contained shall peaceable hold and enjoy the Demised Premises during the continuance of this Tenancy without any interruption by the Landlord or any person rightly claiming under or in trust for him.

6)	PROVIDED ALWAYS and it is hereby expressly agreed between the Landlord and the Tenant as follows:-

(a)
that if at any time during this term of Tenancy the Demised Premises shall be destroyed or damaged by fire (not caused by the willful act or default of the Tenant) so as to become unfit for occupation or use for the purpose aforesaid the said rent or just a proportionate part thereof according to the nature and extent of damage sustained shall abate and be allowed to the Tenant from time of the destruction or damage until such time as the Demised Premises shall be rebuilt and reinstated or until the date of expiry of a notice of election by the Landlord under the proviso hereinafter contained PROVIDED FURTHER and it is a condition of this Agreement that if through any cause whatsoever the said Demised Premises shall be destroyed or so damaged as to become unfit for occupation or use for the purpose aforesaid or shall require substantial rebuilding or reinstating, the Landlord may at the Landlord's discretion in lieu of rebuilding or reinstating the same, elect to treat this agreement as at an end, re-enter upon the Demised Premises on giving to the Tenant not less than two (2) months notice in writing of such election by the Landlord and the Landlord shall refund to the Tenant the deposit paid pursuant to this agreement.  However, the Landlord shall be entitled to deduct from such deposit such sum as is found due to the Landlord as a result of a breach of any of the provisions of this Agreement on the part of the Tenant to be observed and performed;

(b)
If the rent hereby reserved or any part thereof shall be unpaid for seven (7) days after becoming due and payable (whether formally demanded or not ) or if any covenant stipulation or agreement on the Tenant's part shall not be performed or observed or if the Tenant shall become bankrupt or being a company shall enter into liquidation whether compulsory or voluntary (other than for the purpose or reconstruction or amalgamation) or if the Tenant for the time being shall enter into arrangement or composition for the benefit of the Tenant's creditors or shall suffer any distress or execution to be levied on the Tenant's good's then and in any of such cases, it shall be lawful for the Landlord or any person or person duly authorized by the Landlord in that behalf to re-enter and upon the Demised Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely terminate but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach by the Tenant of any of the covenants or agreement herein contained.

(c)
Unless otherwise agreed to by the parties hereto in writing upon the expiry of this Tenancy, the Tenant shall vacate the Demised Premises and deliver up the same to the Landlord.  In the event of the failure on the part of the Tenant to do so, the Tenant shall indemnify the Landlord of all cost and expenses, payments incurred for such legal proceedings to evict the occupants remaining in the Demised Premises and shall compensate the Landlord for loss of rent suffered by the landlord as a result thereof;

(d)
If the Tenant shall be desirous of continuing this Tenancy hereby created at the expiration of the term hereby granted the Tenant shall give two (2) months notice in writing to the Landlord and provided the Tenant shall have paid the rentals and performed the several stipulations of the Tenancy, the Landlord shall let the Demises Premises to the Tenant for a further terms as stated in Section 11 of the First Schedule at a rental to be mutually agreed upon as from the date of expiration of this Tenancy and upon the same stipulations as are herein contained except this clause for renewal.

(e)
In the event of acquisition of the Demised Premises or any part thereof by the Government which renders the Demised Premises unfit to be rented out, this Agreement shall thereupon be treated as terminated and no further effect and upon such termination, the Landlord shall refund to the Tenant all deposit paid (less amounts due if any) under this Agreement and neither party hereto shall have any claims against the other.

(f)
Any notice requiring to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if left addressed to him at the Demised Premises or sent by registered post to the Tenant's address first above-written or to his last known address.

(g)
That prior to the expiration of this Agreement either party may terminate this Agreement without assigning any reasons whatsoever by giving the stipulated notice in section 12 of the First Schedule to the other and in which event the provisions in clause 1 or 2 of the Second Schedule shall be enforced.

(h)	The fees and stamp duty on this Agreement shall be borne by the Tenant.

(i)	The First and Second Schedule hereto shall be taken and read construed as an essential part of this Agreement.

(j)
This Tenancy shall in addition to the term and conditions herein be subject to the special expressed conditions, if any, stated in the Second Schedule hereto and in the event of any conflict discrepancies or variance the special express conditions stated in the Second Schedule shall prevail.

(k)	Time wherever mentioned in this Agreement shall be the essence of the contract.

7)	In this Agreement where the context so admit;-

(a)	the expression "the Landlord" shall include the heirs, personal representatives, successors and assigns of the Landlord;

(b)	the expression the Tenant" shall include the heirs, personal representatives, successors and assigns of the Tenant;

(c)	word importing the masculine gender only shall include the feminine and neuter genders and vice versa and words importing the singulars numbers only shall include the plural and vice versa.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED BY	)
the Landlord	) [signature unintelligible]
)

in the presence of:-

[signature unintelligible]

SIGNED for and on behalf of	)
) [signature unintelligible]

in the presence of:-

[signature unintelligible]

THE FIRST SCHEDULE
(This is to be taken, read and construed as an essential part of the Agreement)

1	Date of this Agreement	:	31st OCTOBER, 2008
2	Particulars of the Landlord	:	TEOH BOON SENG (MY KAD: 581212-08-6183) & GOH SOO HOR (F) (MY KAD: 601128-08-6768) No. 18, Jalan Setiabistari, Bukit Damansara 50490 Kuala Lumpur
3	Particulars of the Tenant	:	RADIUS-ED SDN BHD (CO REG NO: 561363M) Suite 3B-20-3, Level 20, Block 3B Plaza Sentral, Jalan Stesen Sentral 5 Kuala Lumpur Sentral 50470 Kuala Lumpur
4	Address of the Said Premise	:	The parcel situated within the building provisionally known as Suite 3B-20-3, Level 20, Block 3B Plaza Sentral, Jalan Stesen Sentral 5 Kuala Lumpur Sentral 50470 Kuala Lumpur
5	Term of Tenancy	:	Three (3) years
6	Size of the Said Premise / Rental Rate Per Square Feet	:	2,387 / RM6.50 per square feet
7	Rental Per Month	:	Ringgit Malaysian Fifteen Thousand Five Hundred Fifteen and Sen Fifty (RM15,515.50) only
8	Date of Commencement and expiry of the Tenancy Agreement	:	15 October 2008 to 14 October 2011
9	Security Deposit	:	Ringgit Malaysia Forty Six Thousand Five Hundred Forty Six and Sen Fifty (RM46,546.50) only equivalent to three (3) months rental
10	Utility Deposit Water & Electricity	:	Ringgit Malaysian Fifteen Thousand Five Hundred Fifteen and Sen Fifty (RM15,515.50) only
11	Premises to be used as	:	The Premises shall be used solely and exclusively as an office premises
12	Option for renewal	.	Two (2) Years
13	Notice Of Termination	:	Two (2) Months Notice in Writing

THE SECOND SCHEDULE
(This is to be taken, read and construed as an essential part of this Agreement)

1.
The parties hereto agree that neither party shall be entitled to terminate this agreement at any time prior to the expiry of the tenancy period.  In the event of any breach by either party for sooner determination then the defaulting party unconditionally agree to pay to the other party the total rent amount for the remaining period of the tenancy agreement within seven (7) days from the date of early termination.

2.
In the event of any increase in the Service Charge by the Developer or its appointed management company, the Landlord reserves the right to increase the Monthly Rental by the amount of the increase in the Service Charge

3.	Tenant hereby agreed to use the Demised Premises for office use only.

4.	The said monthly rental should be made payable to;

Account Holder Name	: Teoh Boon Seng
Bank	: Public Bank
Account No	: [nonpublic]

The original bank-in slip should be kept by the Tenant as Landlord's receipt of rental payment on that date.